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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 30, 1996



                             TERRA INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)



             MARYLAND                       1-8520               52-1145429
  (State or other jurisdiction of      (Commission File       (I.R.S. Employer
   incorporation or organization)           Number)          Identification No.)


               TERRA CENTRE
             600 FOURTH STREET
               P.O. BOX 6000
              SIOUX CITY, IOWA                         51102-6000
  (Address of principal executive offices)             (Zip Code)


      Registrant's telephone number, including area code:  (712) 277-1340



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ITEM 5.  Other Events.
         ------------

  On April 30, 1996, Terra Industries Inc. issued the press release contained in
Exhibit 1 hereto, which is incorporated by reference herein.

                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        TERRA INDUSTRIES INC.



                                    By: /s/ George H. Valentine
                                        -------------------------------------
                                        George H. Valentine
                                        Senior Vice President, General Counsel
                                         and Corporate Secretary

Date:  May 2, 1996

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                                                                       EXHIBIT 1

          TERRA INDUSTRIES ANNOUNCES STOCK REPURCHASE AND DIVIDEND
                         INCREASE; ELECTS NEW CHAIRMAN

Sioux City, Iowa (April 30, 1996) -- At their meeting today, the Board of Directors of Terra Industries Inc. (NYSE symbol: TRA) authorized the repurchase of up to 8.5 million common shares on the open market and through privately negotiated transactions over the next 15 months. Terra currently has 81.4 million common shares outstanding. Minorco, Terra's majority stockholder, has indicated it will not sell any of its shares. Thus, based on the current shares outstanding, after the repurchase is completed, Minorco's ownership position in Terra would be 58%.

The Board also declared a $.01 increase in the regular quarterly dividend on common stock to $.04 per share. The payment date is June 12, 1996 to shareholders of record on May 28, 1996.

According to Burton M. Joyce, Terra's President and CEO, "We are pleased to be able to take these very positive actions to enhance the value of our shareholders' investment in Terra. With strong cash flow, we have the resources to invest in Terra's future growth, in a share repurchase program and in a dividend increase. With a positive longer-term outlook, agriculture -- and companies in that sector, such as Terra -- should have a bright future."

In separate action, Terra's Board elected William R. Loomis, Jr. to the position of Chairman of the Board. He succeeds Reuben F. Richards who retired as Chairman effective at today's annual meeting of shareholders.

Loomis is a Managing Director of Lazard Freres & Co. LLC and was elected to Terra's Board of Directors in February 1996. A graduate of Harvard Business School, he began his career with Citibank, N.A., and moved to Lehman Brothers in 1976, before joining Lazard in 1978. Loomis is a member of the Board of Directors of Minorco, S.A. He resides in Greenwich, Connecticut, with his wife and four children.

Terra Industries Inc., with 1995 revenues of $2.3 billion, is a leading marketer and producer of nitrogen fertilizer, crop protection products, seed and services for agricultural, turf, ornamental and other growers. Terra also produces nitrogen products and methanol for industrial customers.

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Note: Terra Industries' news releases are available at no charge through PR
Newswire's "Company News On-Call" fax service. To obtain a Terra news release, call 800-758-5804, code 437906.